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                                                                    Exhibit 23.6

                      CONSENT OF DANIELSON ASSOCIATES INC.
                      ------------------------------------


     We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of Shore Bancshares, Inc. relating to the registration of shares of Shore Bancshares, Inc. common stock to be issued in connection with the proposed merger with Talbot Bancshares, Inc. We also consent to the inclusion of our opinion letter as an Appendix to the Proxy Statement/Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement/Prospectus.

                                           DANIELSON ASSOCIATES INC.



                                           By: /s/  John Holtaway
                                               ---------------------------
                                               John Holtaway
                                               Chairman

Date: September 26, 2000